Exhibit 99.1

Term Sheet Regarding Proposed Acquisition of RobotCo

Date: September 25, 2026

This non-binding term sheet (this “Term Sheet”) summarizes the principal terms of the proposed acquisition by AIxCrypto Holdings, Inc. (Nasdaq: AIXC) (“Purchaser”), directly or through one or more of its designated affiliates or subsidiaries, of all outstanding equity interests of the parent company of the existing entity operating the Robotics Business (“RobotCo”), excluding outstanding options to purchase equity in RobotCo (collectively, the “Outstanding Options”) from Faraday Future Intelligent Electric Inc. (“FFAI” or “Seller”). RobotCo is expected to hold and operate the robotics business currently owned and operated by FFAI (the “Robotics Business”). Purchaser’s proposed acquisition of RobotCo is referred to herein as the “Proposed Transaction.” This Term Sheet is for discussion purposes only and does not create any binding obligation except as expressly provided herein. The Proposed Transaction is subject to the approval of the respective special committees of boards of directors of Purchaser and Seller, that consist of independent directors of Purchaser and Seller, respectively, and have been formed to evaluate and negotiate the Proposed Transaction (the “Purchaser Special Committee” and the “Seller Special Committee”).

1. Acquisition of Equity Interests; Structure. Subject to the terms and conditions to be set forth in the definitive acquisition agreement for the Proposed Transaction (the “Definitive Agreement”), at the closing of the Proposed Transaction (the “Closing”), (i) Purchaser, directly or through one or more affiliates or subsidiaries, would acquire all outstanding equity interests of RobotCo, excluding the Outstanding Options, from Seller, free and clear of all liens, claims and encumbrances, through stock purchase, reverse subsidiary merger or other form as mutually agreed by Seller and Purchaser, and (ii) all Outstanding Options would be assumed and converted into the right to purchase equity in Purchaser. The parties currently expect the Proposed Transaction to be effectuated as a two-step transaction, pursuant to which Purchaser will acquire all outstanding equity interests of RobotCo, excluding the Outstanding Options, and, subsequently, RobotCo will merge with and into a newly-formed subsidiary of Purchaser in a forward merger.

2. Robotics Business Scope and Internal Restructuring. Prior to signing of the Definitive Agreement, Seller and RobotCo will complete an internal restructuring (the “Internal Restructuring”), pursuant to which the Robotics Business and all assets, intellectual property, data, contracts, employees and liabilities related thereto will be contributed into RobotCo. In connection with the Internal Restructuring, Seller and RobotCo will promptly prepare PCAOB-audited financial statements relating to the Robotics Business.

3. Purchase Price; Equity Consideration; Special Stock Dividend.

(a) Purchase Price. Subject to completion of due diligence, negotiation of the Definitive Agreement, required internal corporate approvals of the Proposed Transaction by Purchaser and Seller (including approvals of the Purchaser Special Committee and the Seller Special Committee, and receipt of fairness opinions satisfactory to the Purchaser Special Committee and the Seller Special Committee, respectively), the aggregate purchase price for all of the outstanding equity interests of RobotCo is expected to be US$200 million (the “Purchase Price”).

(b) Purchaser Stock Consideration. The Purchase Price will be payable in the form of the issuance to Seller of equity securities of Purchaser (collectively, the “Purchaser Stock Consideration”) as described further in Section 3(c) below.

(c) Blocker. The Purchaser Stock Consideration will consist of (i) shares of common stock of Purchaser, par value US$0.001 per share (“Common Stock”), and (ii) non-voting convertible preferred stock of Purchaser, par value US$0.001 per share (the “Preferred Stock”), subject to the maximum number of shares of preferred stock authorized under Purchaser’s certificate of incorporation (the “Certificate of Incorporation”). Notwithstanding anything herein to the contrary, Purchaser will not issue any Common Stock or Preferred Stock to Seller in excess of the maximum amount that may be issued without stockholder approval of Purchaser under the Certificate of Incorporation and applicable Nasdaq Listing Rules. The Preferred Stock will have no discount, interest, preferential dividend, redemption right or other special economic rights. The Preferred Stock will contain an absolute conversion and voting blocker prohibiting its conversion into Common Stock, or the exercise of voting rights arising from such conversion, unless and until the requisite stockholder approval of Purchaser is obtained.

(d) Per Share Price. Subject to completion of due diligence, negotiation of the Definitive Agreement, required internal corporate approvals of the Proposed Transaction by Purchaser and Seller (including approvals of the Purchaser Special Committee and the Seller Special Committee, and receipt of fairness opinions satisfactory to the Purchaser Special Committee and the Seller Special Committee, respectively), the price per share of Common Stock and the Preferred Stock for purposes of determining the number of shares comprising the Purchaser Stock Consideration is expected to be the lower of (i) US$2.246 and (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the signing of the Definitive Agreement (the “Per Share Price”).

(e) Purchaser Valuation and Special Stock Dividend. For illustrative purposes only, based on the share price of Purchaser of US$2.246, the pre-Closing equity valuation of Purchaser on an as-converted basis is expected to be approximately US$54.87 million (=US$2.246/share * 24,428,874 shares on a fully diluted basis) (the “Purchaser Valuation”). If the Per Share Price is less than US$2.246, Purchaser plans to declare a one-time special stock dividend (the “Special Stock Dividend”) on the Common Stock and the Preferred Stock issued and outstanding as of a record date prior to the Closing. The Special Stock Dividend is payable conditional upon and subject to the Closing. The number of shares of Common Stock that will be issued to each outstanding share of the Common Stock and the Preferred Stock pursuant to the Special Stock Dividend is expected to be the result of (i) US$2.246 minus the Per Share Price, then divided by (ii) the Per Share Price. This Section 3(e) is subject to further tax analysis and review.

(f) Lock-Up. At the Closing, Seller would enter into a lock-up agreement (the “Lock-Up Agreement”) with Purchaser pursuant to which, without Purchaser’s prior written consent, Seller would agree not to sell, transfer, pledge, hedge or otherwise dispose of any Purchaser Stock Consideration for a period of eighteen (18) months following the Closing (the “Lock-Up Period”), subject to (i) an exception for the pledge of Purchaser Stock Consideration as collateral in bona fide financing transactions with any transferee or foreclosing party being bound by the lock-up for the remaining Lock-Up Period, and (ii) other customary exceptions (including affiliate transfer exception) to be set forth in the Lock-Up Agreement.

(g) Investor Rights Agreement. At the signing of the Definitive Agreement of the Proposed Transaction, Purchaser and Seller or another entity designated by Seller would enter into an investor rights agreement (the “Investor Rights Agreement”) setting forth the parties’ agreed governance arrangements, including any agreed rights of Seller to nominate one or more members of the Board of Directors of Purchaser and any other agreed voting arrangements with respect to Purchaser, substantially similar to the governance arrangements between FF Global Partners and Seller.

(h) Non-Competition and Non-Solicitation. For a period of two (2) years following the Closing, Seller and its affiliates (which will, for the purpose of this Term Sheet and the Definitive Agreement, exclude Purchaser and its affiliates) would not, without Purchaser’s prior written consent, directly or indirectly, (i) engage in any business that is competitive with the robotics business (the “Competitive Business”) in the territories that Purchaser or any of its controlled affiliates (such entity, each a “Covered Entity”) will have presence from time to time (such territory, each a “Covered Territory”), (ii) contact, solicit or develop any new customer in connection with the Competitive Business in any Covered Territory, or (iii) own any interest in, manage, control, participate in (whether as a partner, member, shareholder, lender, co-venturer, consultant or otherwise) any other person that engages in a Competitive Business in any Covered Territory. Notwithstanding the foregoing, Seller and its affiliates may acquire and hold, solely as a passive investment, up to five percent (5%) of the outstanding equity securities of any publicly traded company that engages in a Competitive Business, provided that neither Seller nor any of its affiliates has any management, control, board representation or other active participation in the business or affairs of such company. For a period of two (2) years following the Closing, Seller and its affiliates (which will, for the purpose of this Term Sheet and the Definitive Agreement, exclude Purchaser and its affiliates) would not, without Purchaser’s prior written consent, directly or indirectly, (i) solicit, hire or retain any employee, consultant, independent contractor, sales or other representative of any Covered Entity to leave the employment of such Covered Entity, or (ii) cause, induce or attempt to cause or induce any customer, supplier, licensee, licensor, franchisee, lessor or other business relation of any Covered Entity to cease or refrain from doing business with such Covered Entity or otherwise interfere with the relationship between such Covered Entity and any of its customers, suppliers, licensees, licensors, franchisees, lessors or other business relations. Notwithstanding anything to the contrary herein, the Non-Competition and Non-Solicitation provisions shall expressly include exceptions for Seller’s electric vehicle/automotive business, vehicle-related software and services and aftermarket activities related to the foregoing businesses, to the extent that such activities do not, directly or indirectly, involve manufacturing, sale or development of, or providing support or services to, robotics or any ancillary part thereto. In addition, Seller and its affiliates (which will, for the purpose of this Term Sheet and the Definitive Agreement, exclude Purchaser and its affiliates) shall not be deemed to be in violation of the foregoing restrictions with respect to any business, activity or industry that Purchaser has agreed in writing is not a Competitive Business.

(i) Registration Rights. At any time following the twelve (12) month anniversary of Closing, Seller would have a right to request Purchaser to file a resale registration statement with respect to the Common Stock (including Common Stock issued or issuable upon conversion of the Preferred Stock) that is acquired by Seller in the Proposed Transaction and then held by Seller, subject to Seller providing such information, representations and undertakings as Purchaser may reasonably require. Purchaser will use commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable following filing and, in any event, no later than the expiry of the Lock-Up Period.

4. Closing Conditions. Purchaser’s obligation to close the Proposed Transaction should be subject to customary closing conditions, including:

(a) completion of the Internal Restructuring in accordance with the agreed transaction structure, to the extent not completed before execution of the Definitive Agreement;

(b) receipt of all required internal corporate approvals of the Proposed Transaction by Purchaser (including approval by the Purchaser Special Committee), Seller and RobotCo;

(c) the parties’ negotiation, execution and delivery of the Definitive Agreement and any material ancillary agreements (including the Lock-Up Agreement, the Investor Rights Agreement, a voting and support agreement with Seller and any of its affiliates that own voting shares of Purchaser, and a transition services agreement, if applicable);

(d) receipt of all required regulatory approvals (including submission of a Listing of Additional Shares notification with Nasdaq) and applicable third-party consents;

(e) no material adverse change in the Robotics Business;

(f) no person or governmental authority having commenced or threatened to commence any material litigation or proceeding to challenge, restrain or otherwise interfere with the Proposed Transaction;

(g) each key employee of the Robotics Business agreed between Purchaser and Seller during the due diligence process (collectively, the “Key Employees”) entering into employment arrangements with RobotCo or the applicable subsidiary, or otherwise agreeing to continue their employment with RobotCo or the applicable subsidiary, in each case on terms reasonably acceptable to Purchaser; and

(h) the accuracy of the representations and warranties to be provided by Seller with respect to Seller, RobotCo and its subsidiaries, and compliance with the applicable covenants, in each case as set forth in the Definitive Agreement.

5. Definitive Agreements. In addition to the matters contemplated hereby, the Definitive Agreement will contain customary representations and warranties, interim covenants, exclusivity, post-Closing indemnification provisions, customary indemnification and D&O insurance protections for any departing directors and officers of Purchaser, and other provisions customary for transactions of this nature.

6. Financing Cooperation. The parties agree to use their respective commercially reasonable efforts to cooperate in good faith to complete a private placement of securities of Purchaser that is expected to be consummated concurrently with the consummation of the Proposed Transaction (the “Concurrent PIPE”), including, without limitation, with respect to investor outreach and negotiation, due diligence support, review and negotiation of investment documentation and registration statement preparation. For the avoidance of doubt, however, the Proposed Transaction shall not be conditioned upon the consummation of the Concurrent PIPE or any other financing. The Concurrent PIPE is expected to consist solely of equity securities of Purchaser (and, for the avoidance of doubt, not convertible notes or any other debt securities of Purchaser) for aggregate gross proceeds of not more than US$30 million, priced at the basis of a pre-money equity valuation of US$254.87 million (i.e. the Purchase Price of US$200 million plus the indicative Purchaser Valuation of US$54.87 million), subject to adjustments for market terms and conditions.

7. Confidentiality. Neither Purchaser nor Seller shall, without the prior written consent of the other party, disclose the existence, terms or substance of the Term Sheet except to its advisors, employees, agents, counsel, financing sources or accountants who are directly involved in the consideration of this matter and are advised of the confidential nature and agree to similarly keep it confidential; except where such disclosure may be compelled in a judicial or administrative proceeding or as otherwise required by law, applicable Nasdaq Listing Rules or other regulatory requirement; provided that, to the extent legally permissible, the disclosing party shall give the other party prompt notice of such disclosure.

8. Non-Binding Effect. Except for Sections 7, 8 and 9, which are intended to be legally binding on Purchaser and Seller, this Term Sheet is a non-binding summary of material terms for discussion purposes only and is not intended to be, and shall not be construed as, an offer, commitment, agreement in principle or obligation of any party to negotiate, execute any definitive agreement or consummate the Proposed Transaction. The parties may discuss in good faith any additional matters relating to the Proposed Transaction to the extent not expressly covered hereby. No party will have any liability or obligation with respect to the Proposed Transaction unless and until the applicable parties execute and deliver the Definitive Agreement, and then only on the terms set forth therein.

9. Miscellaneous. This Term Sheet shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware. This Term Sheet may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, which shall become effective when signed and delivered by each of the parties hereto. Any signature on this Term Sheet whose image shall have been transmitted electronically shall constitute an original signature, and delivery of copies of this Term Sheet by electronic transmission shall constitute delivery of this Term Sheet, for all purposes. The headings of the various sections of this Term Sheet are for reference purposes only and shall not affect in any way the meaning or interpretation of this Term Sheet.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Term Sheet on the date first written above.

THE SELLER:

Faraday Future Intelligent Electric Inc.

By:	/s/ Koti Meka
Name:	Koti Meka
Title:	Chief Financial Officer

THE PURCHASER:

AIxCrypto Holdings, Inc.

By:	/s/ Jie (Jay) Sheng
Name:	Jie (Jay) Sheng
Title:	President, Chief Financial Officer & Executive Director